Filed Pursuant to Rule 424(b)(5)

Registration No. 333-228686

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 9, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 6, 2018)

$125,000,000

Cardiovascular Systems, Inc.

Common Stock

We are offering up to $125,000,000 of shares of our common stock.

Our common stock trades on The Nasdaq Global Select Market under the symbol “CSII.” On June 8, 2020, the last reported sale price of our common stock was $41.25 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions[1]	$	$
Proceeds to us (before expenses)	$	$

(1)	We refer you to “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional $18,750,000 of shares of common stock from us at the price to the public, less the underwriting discounts and commissions, within 30 days of the date of this prospectus supplement. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $                 and the total proceeds, before expenses, to us will be $                .

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about                , 2020.

Barclays	SVB Leerink

Prospectus supplement dated                , 2020

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus we have prepared or to which we have referred you. We and the underwriters take no responsibility for, and provide no assurance as to the reliability of, any other information that any party may give you. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about our common stock in two separate documents. This prospectus supplement describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The accompanying prospectus provides more general information about the securities we may offer from time to time, some of which may not apply to the securities we are offering. In addition, we incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” in this prospectus supplement. To the extent information in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement shall be deemed to modify or supersede those made in the accompanying prospectus and the documents incorporated by reference herein or therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the cover page of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

In this prospectus, “CSI,” “we,” “our,” “ours,” and “us” refer to Cardiovascular Systems, Inc., collectively with all of its subsidiaries, except where the context otherwise requires or as otherwise indicated.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.

Business Overview

We are a medical technology company leading the way in the effort to successfully treat patients suffering from peripheral and coronary artery diseases, including those with arterial calcium, the most difficult form of arterial disease to treat. We are committed to clinical rigor, constant innovation and a defining drive to set the industry standard to deliver safe and effective medical devices that improve the lives of patients facing this difficult disease state. We have developed a patented orbital atherectomy systems (“OAS”) for both peripheral and coronary commercial applications. The primary base of our business is catheter-based platforms capable of treating a broad range of vessel sizes and plaque types, including calcified plaque, which address many of the limitations associated with other treatment alternatives. To date, more than 450,000 patients have been treated with our OAS devices and we continue to expand our footprint to serve more patients with cardiovascular disease.

Peripheral

Our peripheral artery disease (“PAD”) products are catheter-based platforms capable of treating a broad range of plaque types in leg arteries both above and below the knee, including calcified plaque, and address many of the limitations associated with other existing surgical, catheter and pharmacological treatment alternatives. The micro-invasive devices use small access sheaths that can provide procedural benefits and allow physicians to treat PAD patients in even the small and tortuous vessels located below the knee and facilitate access through alternative sites in the ankle, foot and wrist, as well as in the groin.

The United States Food and Drug Administration (“FDA”) granted 510(k) clearance for various OAS device products as a therapy in patients with PAD. We refer to these products in this prospectus supplement as the “Peripheral OAS.” In addition to our Peripheral OAS, we also offer support products within the peripheral space. Peripheral sales in the United States during the fiscal year ended June 30, 2019 and the nine months ended March 31, 2020 represented approximately 72% and 70% of revenue, respectively

Coronary

Our coronary artery disease (“CAD”) product, the Diamondback 360 Coronary OAS (“Coronary OAS”), is a catheter-based platform designed to facilitate stent delivery in patients with CAD who are acceptable candidates for percutaneous transluminal coronary angioplasty or stenting due to de novo, severely calcified coronary artery lesions. The Coronary OAS design is similar to technology used in our Peripheral OAS, customized specifically for the coronary application. In addition to the Coronary OAS, we also offer support products within the coronary space as we expand treatment to a broader patient population with complex coronary artery disease.

In October 2013, we received premarket approval (“PMA”) from the FDA to market the Coronary OAS as a treatment for severely calcified coronary arteries and we commenced a commercial launch that same month. Coronary sales in the United States during the fiscal year ended June 30, 2019 and the nine months ended March 31, 2020 represented approximately 25% and 26% of revenue, respectively.

International

In February 2018, the Coronary OAS Micro Crown received reimbursement approval in Japan, followed by the first commercial sales in Japan. This represented the first international market for any of our products, and more importantly, an opportunity to provide physicians in Japan a cost-effective treatment option for the difficult-to-treat patient population with severely calcified coronary lesions. In January 2019, Japan’s Ministry of Health, Labor and Welfare (“MHLW”) approved our Coronary OAS Classic Crown and the ViperWire Advance Guidewire with FlexTip, and in the third quarter of fiscal 2019, sales of this product commenced in Japan. Sales of our products in Japan are made through our exclusive Japan distributor, Medikit Co., Ltd.

In October 2014, we received CE Mark for our Stealth 360 Peripheral OAS, and in fiscal 2019, we commenced sales of this product in certain countries in Southeast Asia, Europe and the Middle East and of our Coronary OAS in Southeast Asia and the Middle East. Sales of our products in the rest of the world are made through our exclusive international distributor, OrbusNeich®. International sales during the fiscal year ended June 30, 2019 and the nine months ended March 31, 2020 represented approximately 3% and 4% of revenue, respectively.

Impact of COVID-19

During the three months ended March 31, 2020 and thereafter, we have experienced a disruption in the procedures using our products as a result of the COVID-19 pandemic in the United States and internationally. In March 2020, we witnessed a 25% decrease in procedure volumes in the United States compared to March 2019 for patients treated with our devices, and our revenue for the three months ended March 31, 2020 decreased by 3.4% compared to the three months ended March 31, 2019. For the month ended April 30, 2020, our customer orders in the United States decreased 53% compared to the month ended April 30, 2019, although we observed an increase in procedure volumes throughout the month, which continued in the month ended May 31, 2020, as “stay-at-home” orders and similar government restrictions to control the spread of COVID-19 began to ease. These estimates of customer orders should not be viewed as a substitute for interim financial statements prepared in accordance with U.S. GAAP. In addition, preliminary amounts of customer orders or expectations of procedure volumes are not necessarily indicative of the results that may be reported for the remainder of fiscal 2020 or any future periods. Furthermore, the preliminary operating data included in this prospectus has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary operating data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Despite the increase in procedure volumes that we have observed since March 31, 2020, as a result of the COVID-19 pandemic individual physicians and facilities may continue to postpone procedures as a result of reduced availability of physicians or lab space to treat patients, different treatment prioritizations, increased cost pressures and burdens on the overall healthcare infrastructure that result in reallocation of resources, or other governmental guidelines and restrictions. In addition, patients may continue to elect to defer or avoid treatment for procedures that use our products due to concerns about the potential spread of diseases in facilities. Finally, our personnel and the personnel of our distribution partners are experiencing and we expect will continue to experience restrictions on their ability to access many customers, hospitals, labs and other medical facilities for sales activities, training and case support as they have been deemed to be “non-essential” personnel by those facilities, and there has been a reduction in procedure activity in these accounts. Accordingly, we are unable to predict how the pandemic will impact procedure volumes in the future and the duration of that impact, and we are unable to reasonably quantify any future financial impact of the COVID-19 pandemic as a result of lower procedure volumes.

In addition to the impact on procedure volumes, we are experiencing and may experience other disruptions as a result of the COVID-19 pandemic. For example, enrollment in our ECLIPSE clinical trial has been suspended. Other disruptions or potential disruptions include restrictions on the ability of our personnel and personnel of our distribution partners to travel; delays in approvals by regulatory bodies; delays in product development efforts, which will also disrupt or delay our ability to launch affected products; reallocation of company resources from our strategic priorities; supply chain disruptions that limit, delay or prevent us from acquiring the components used to manufacture our products or ship those products once manufactured; disruptions in our relationships with our distributors due to the impact of the COVID-19 pandemic on their operations; temporary closures of our facilities; loss of employee productivity; and additional government requirements to “shelter at home” or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our products.

We have been running our manufacturing operations and have continued to ship product; however, we will continue to monitor federal, state and local requirements that apply to these operations and we may experience disruptions in these operations or limitations in our ability to continue producing and shipping products. Most of our office-based employees are telecommuting, and our field employees will continue to support cases in clinical settings where they continue to have access. We have taken steps intended to protect the health and well-being of our workforce and our customers, such as implementing restrictions on access to our facilities, deploying screening protocols for employees who work on site, utilizing remote working systems, supplying personal protective equipment to employees and customers, and adopting remote training on the use of our devices. We are monitoring developments at the local, state and national levels in order to ensure that we and our employees have current information for purposes of making decisions in the dynamic and unpredictable environment. We have taken steps to manage our expenses during the continuation of the pandemic, which include freezing new hiring, ceasing travel and conference activity, and suspending work on certain product development and other internal projects. We are also engaged in business planning for the recovery period as we anticipate how our business will return to a more normalized level of activity once the pandemic and its effects subside.

In the near term, as the pandemic continues, we anticipate that we will experience a continued reduction in the number of procedures using our devices relative to prior year comparable periods, which will result in lower revenue and increased utilization of our existing capital resources. We expect that the pandemic will have an acute, short-term impact on our business in the three months ending June 30, 2020 compared to the prior year. Many factors may increase or decrease procedure volumes during this quarter, including, as noted above, developments relating to social restrictions and government restrictions on elective and semi-elective cases, level of patient anxiety, availability of personal protective equipment, medical facility and workforce capacity, and sales representative access to facilities to support cases. We expect that medical facilities will continue to preserve cash and they will not immediately replenish their inventories. As a result, we expect that our results for the three months ending June 30, 2020 will not benefit from end-of-fiscal quarter device orders, which typically drive higher revenues. We also expect that the total impact of disruptions resulting from the pandemic will have a material impact on our financial condition, capital resources and results of operations, but we cannot predict the specific extent, or duration, of the impact of the COVID-19 pandemic on our condition, resources and results.

Additional Information

Our principal executive office is located at 1225 Old Highway 8 Northwest, St. Paul, Minnesota 55112. Our telephone number is (651) 259-1600, and our website is www.csi360.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

THE OFFERING

Issuer	Cardiovascular Systems, Inc.

Common stock offered by us	$125,000,000 of shares (or $143,750,000 of shares if the underwriters exercise in full their option to purchase additional shares).

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Option to purchase additional shares of common stock	The underwriters have a 30-day option to purchase up to an additional $18,750,000 of shares of common stock from us.

Use of proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $117.3 million, or approximately $134.9 million if the underwriters exercise in full their option to purchase additional shares. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, but not be limited to, expansion of marketing programs, international expansion, new product development, clinical studies and publications, investments, or general working capital needs. We may also use a portion of the net proceeds from this offering for the potential acquisition of businesses, technologies and products, although we have no current binding understandings, commitments or arrangements to do so. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6 as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 23, 2019 and incorporated by reference into this prospectus supplement (the “2019 Form 10-K”) and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 (filed with the SEC on October 31, 2019), December 31, 2019 (filed with the SEC on February 6, 2020), and March 31, 2020 (filed with the SEC on May 7, 2020) (the “third quarter 2020 Form 10-Q”) and incorporated by reference into this prospectus supplement, before deciding to invest in our common stock.

The Nasdaq Global Select Market symbol	“CSII.”

The number of shares of our common stock to be outstanding after this offering is based on 35,274,479 shares of common stock outstanding as of March 31, 2020. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•

1,712,619 shares of our common stock reserved for future grants of restricted stock, stock options or other similar equity instruments under our Amended and Restated 2017 Equity Incentive Plan, as of March 31, 2020; and

•	1,483,733 shares of our common stock reserved for purchase under our 2015 Employee Stock Purchase Plan, as of March 31, 2020.

Shares available for future issuance under our Amended and Restated 2017 Equity Incentive Plan and 2015 Employee Stock Purchase Plan do not include shares that may become available for issuance pursuant to provisions in these plans that provide for the re-issuance of shares that are cancelled or forfeited in accordance with such plans.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase $18,750,000 of additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described below, along with the other information in this prospectus supplement and the accompanying prospectus and the risks described in the sections entitled “Risk Factors” of our 2019 Form 10-K and our third quarter 2020 Form 10-Q, as well as the other information incorporated herein or therein by reference. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to This Offering

Future sales and issuances of our common stock could cause our stock price to fall.

Sales of a substantial number of shares of our common stock by our existing stockholders in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

To the extent we raise additional capital by issuing additional shares of our common stock, or securities convertible into or exchangeable or exercisable for common stock, our existing stockholders may experience substantial dilution. In addition, future investors could gain rights superior to existing stockholders, such as liquidation and other preferences. We have stock options outstanding to purchase shares of our capital stock. Our stockholders may incur dilution upon exercise of any outstanding stock options.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered is higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of                  shares are sold at a price of $                per share for aggregate proceeds of approximately $                million in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $                per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2020 after giving effect to this offering and the offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, but not be limited to, expansion of marketing programs, international expansion, new product development, clinical studies and publications, investments, or general working capital needs. We may also use a portion of the net proceeds from this offering for the potential acquisition of businesses, technologies and products, although we have no current binding understandings, commitments or arrangements to do so. Our management will have broad discretion over the use and investment of these net proceeds, and, accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. Pending their use, we intend to invest the net proceeds in investment-grade, interest-bearing securities. If we place the net proceeds in investments that do not produce income or that lose value, our stock price may decline.

Our stock price is volatile and subject to significant fluctuations.

The market price of our common stock could be subject to significant fluctuations. Market prices for securities of early-stage pharmaceutical, medical device, biotechnology and other life sciences companies have historically been particularly volatile. Our common stock traded as low as $26.00 and as high as $55.22 per share during the 12-month period ended March 31, 2020. Factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

•	announcements of technological or medical innovations for the treatment of vascular disease;

•	quarterly variations in our or our competitors’ results of operations;

•	failure to meet estimates or recommendations by securities analysts who cover our stock;

•	failure to meet our own financial estimates;

•	failure to meet our product development, clinical, international expansion, regulatory, or other milestones;

•	accusations that we have violated a law or regulation;

•	recalls of our products;

•	significant litigation;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	changes in accounting principles;

•	actual or anticipated changes in healthcare policy and reimbursement levels;

•	developments relating to our competitors and markets; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies, and the stock markets have experienced, and will likely continue to experience, substantial volatility as a result of the ongoing COVID-19 pandemic. These broad market fluctuations may also adversely affect the trading price of our common stock.

We do not expect to pay cash dividends for the foreseeable future, and accordingly, stockholders must rely on stock appreciation for any return on their investment in the company.

We have never declared or paid any cash dividends on our common stock and currently we anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate that we will pay cash dividends for the foreseeable future. As a result, appreciation of the price of our common stock is the only potential source of return to stockholders. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts cease to publish research or reports about our business or if they issue unfavorable research or downgrade our common stock, the price of our common stock could decline.

Investors look to reports of equity research analysts for additional information regarding our industry and operations and rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. Equity research analysts may elect to cease research coverage of our common stock, which may adversely affect the market price of our common stock. The price of our common stock could decline if one or more of these analysts downgrade our common stock or if they issue other unfavorable commentary about us or our business.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders.

Provisions in our restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include:

•	providing that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or by a majority of our board of directors;

•	requiring a classified board of directors, with three separate classes of directors each serving a three-year term;

•

requiring that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

•	requiring advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals; and

•	authorizing the issuance of, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by such corporation’s board of directors. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of these statements include, but are not limited to, any statements regarding our future financial and stock performance, product development and product sales distribution, changes to sales and marketing efforts, expansion of international sales, clinical trials and regulatory approval expectations, dividend expectations, industry and market expectations, the benefits and uses of our products, effect of regulations, use of proceeds, results of operations or sufficiency of capital resources to fund our operating requirements, the potential impact of the COVID-19 outbreak and other statements that are other than statements of historical fact. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on their interpretation of currently available information.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These factors include the pendency and impact of the COVID-19 pandemic, including government actions related to the COVID-19 pandemic, material delays and cancellations of procedures, delayed spending by healthcare providers, and distributor and supply chain disruptions; regulatory developments, clearances and approvals; approval of our products for distribution in foreign countries; approval of products for reimbursement and the level of reimbursement in the United States, Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of OrbusNeich to successfully launch our products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationships with Medikit and OrbusNeich; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; our ability to comply with the financial covenants in our loan and security agreement and to make payments under and comply with the lease agreement for our corporate headquarters; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; actual research and development efforts and needs, including the timing of product development programs; our ability to obtain and maintain intellectual property protection for product candidates; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; our actual financial resources and our ability to obtain additional financing; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; international trade developments; the impact of federal corporate tax reform on our business, operations and financial statements; shutdowns of the U.S. federal government; unanticipated developments during the manufacturing transfer process for the WIRION system; and general economic conditions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” and in our other filings with the SEC incorporated by reference herein.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus supplement, and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, and the accompanying prospectus, or as of the date of the documents incorporated by reference herein or therein before the date of this prospectus supplement, as applicable. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $117.3 million, or approximately $134.9 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, but not be limited to, expansion of marketing programs and development, international expansion, new product development, clinical studies and publications, investments, or general working capital needs. We may also use a portion of the net proceeds from this offering for the potential acquisition of businesses, technologies and products, although we have no current binding understandings, commitments or arrangements to do so.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. See “Risk Factors—Risks Relating to this Offering—We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and currently do not anticipate paying any cash dividends for the foreseeable future. We have historically retained earnings, and expect to continue to retain future earnings, to finance the operation and expansion of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our board of directors deems relevant.

DILUTION

Our net tangible book value on March 31, 2020 was approximately $123 million, or $3.48 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets including goodwill. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding. After giving effect to the sale of $                 of shares of common stock offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value on March 31, 2020 would have been approximately $                million, or $                 per share of common stock. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of March 31, 2020	$3.48
Increase in net tangible book value per share attributable to offering

As adjusted net tangible book value per share as of March 31, 2020 after giving effect to the offering		$

Dilution per share to investors in the offering		$

The information above assumes that the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise their option to purchase $                 of additional shares in full, the as adjusted net tangible book value after this offering would be approximately $                 per share, representing an increase in net tangible book value of approximately $                per share to existing stockholders and immediate dilution in net tangible book value of approximately $                 per share to new investors purchasing our common stock in this offering at the public offering price.

The information above is based on 35,274,479 shares of our common stock outstanding as of March 31, 2020 and does not include:

•

1,712,619 shares of our common stock reserved for future grants of restricted stock, stock options or other similar equity instruments under our Amended and Restated 2017 Equity Incentive Plan, as of March 31, 2020; and

•	1,483,733 shares of our common stock reserved for purchase under our 2015 Employee Stock Purchase Plan, as of March 31, 2020.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock by certain non-U.S. holders who hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This summary does not provide a complete analysis of all potential tax considerations (including the Medicare contribution tax). The information provided below is based on provisions of the Code, the U.S. Treasury regulations adopted thereunder, rulings and judicial decisions as of the date of this prospectus. These authorities may change, possibly with retroactive effect, or the Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of our common stock could differ from those described below. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

•

a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(3) of the Code) have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes is the owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. If you are treated as a partner in such entity holding our common stock, you should consult your tax advisor as to the particular U.S. federal income and estate tax consequences applicable to you.

This summary does not represent a description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate or former long-term resident of the U.S, “controlled foreign corporation,” “passive foreign investment company,” partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (and investors therein), tax-exempt organizations or government organizations, “qualified foreign pension fund” as defined in Section 897(l)(2) of the Code, an entity all of the interests of which are held by qualified foreign pension funds, bank, insurance company or other financial institution, tax-qualified retirement plan, dealer or trader in securities, a person who holds our common stock as a position in a hedging transaction, straddle or conversion transaction, a person deemed to sell our common stock under the constructive sale provisions of the Code, a person who holds or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation or other person subject to special tax treatment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. Finally, this summary does not describe the effects of any applicable foreign, state, or local laws.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE, GIFT AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Dividends

As discussed under in the “Dividend Policy” section above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and thereafter as capital gain treated as described below under “Sale of Common Stock.”

In the event we do pay dividends, any dividend paid to a non-U.S. holder in respect of our common stock generally will be subject to U.S. withholding tax at a 30% rate, subject to the discussions under “Dividends Effectively Connected with a U.S. Trade or Business.” The withholding tax might apply at a reduced rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a non-U.S. holder must certify its entitlement to treaty benefits by providing a properly completed IRS Form W-8BEN or other applicable form to us or our paying agent prior to payment of the dividends. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Special certification rules may apply to dividends paid to a foreign partnership (or other foreign entity treated as a partnerships for U.S. federal income tax purposes). A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty generally may obtain a refund of any excess amounts withheld from the IRS by filing an appropriate claim for refund with the IRS.

Sale of Common Stock

Subject to the discussion below under “Backup Withholding and Information Reporting” and “Legislation Relating to Foreign Accounts,” non-U.S. holders generally will not be subject to U.S. federal income tax on any gains realized on the sale, exchange, or other disposition of our common stock. The gain, however, would be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and, if a treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States, in which case the special rules described below apply;

•

the non-U.S. holder is an individual who holds our common stock as a capital asset and who is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition, and certain other requirements are met; or

•	the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA (described below), treat the gain as effectively connected with a U.S. trade or business.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States, and if such non-U.S. holder is a corporation, it may also be subject to the branch profits tax generally equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Unless an applicable income tax treaty provides otherwise, gain described in the second bullet point above will be subject to a flat rate of 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the non-U.S. holder individual is not considered a resident of the United States.

The FIRPTA rules may apply to a sale, exchange or other disposition of our common stock if we are, or were within five years before the transaction, a “U.S. real property holding corporation,” or USRPHC. In general, we would be a USRPHC if the fair market value of our United States real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are currently a USRPHC or that we will become one in the future. Even if we become a USRPHC, if our common stock is regularly traded on an established securities market, such common stock will be treated as United States real property interests only if the non-U.S. holder actually or constructively held more than five percent of such regularly traded common stock any time during the shorter of (i) the five-year period preceding the date of a disposition of our common stock or (ii) the non-U.S. holder’s holding period for our common stock.

Dividends Effectively Connected With a U.S. Trade or Business

If any dividend on our common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then the dividend will be exempt from the U.S. federal withholding tax described above and be subject to U.S. federal income tax at the regular graduated rates as if such holder were a resident of the United States. Payments of dividends that are effectively connected with a U.S. trade or business (and, if a treaty applies, are attributable to a permanent establishment or fixed base in the United States) will not be subject to the 30% withholding tax if the holder claims exemption from withholding by providing a properly completed IRS Form W-8ECI. If the non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business would generally be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

U.S. Federal Estate Tax

The estates of non-U.S. holder individuals (as specifically determined for U.S. federal estate purposes) generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included for U.S. federal estate tax purposes in the taxable estate of a non-U.S. holder individual. The U.S. federal estate tax liability of the estate of a non-U.S. holder individual may be affected by a treaty between the United States and the non-U.S. holder individual’s country of residence.

Backup Withholding and Information Reporting

The Code and the U.S. Treasury regulations adopted thereunder require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to provide his taxpayer identification number to the payer, furnishes an incorrect identification number, or repeatedly fails to report interest or dividends on his returns. The withholding tax rate is currently 24%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

Payments to non-U.S. holders of dividends on our common stock will generally not be subject to backup withholding, and payments of proceeds made to non-U.S. holders by a broker upon a sale of our common stock will not be subject to backup withholding, or information reporting, in each case so long as the non-U.S. holder certifies its nonresident status and the payer does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code or such holder otherwise establishes an exemption. We must report annually to the IRS any dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to such dividends. Information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of our common stock under the backup withholding rules generally may be credited against any U.S. federal income tax liability of the holder.

Legislation Relating to Foreign Accounts

Legislation commonly referred to as “FATCA” imposes withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined for this purpose) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and gross sales proceeds to foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, or (subject to proposed U.S. Treasury regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or foreign financial entity qualifies for an exemption. If the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements.

Under the applicable U.S. Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. As of the date of this prospectus, no such final U.S. Treasury regulations have been issued.

UNDERWRITING

Barclays Capital Inc. and SVB Leerink LLC are acting as the representatives of the underwriters and joint book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.
SVB Leerink LLC

Total	$

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the offering price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $         per share. After the offering, the representatives may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $250,000 (excluding underwriting discounts and commissions). We have agreed to reimburse the underwriters for certain of their expenses, in an amount of up to $50,000, as set forth in the underwriting agreement.

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of $18,750,000 of shares from us at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriters’ percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We, all of our directors and executive officers have agreed that, for a period of 90 days after the date of this prospectus supplement subject to certain limited exceptions, we and they will not directly or indirectly, without the prior written consent of each of Barclays Capital Inc. and SVB Leerink LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of common Stock or any security convertible into or exercisable or exchangeable for common stock.

Barclays Capital Inc. and SVB Leerink LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. and SVB Leerink LLC consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriters’ or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on The Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CSII”.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of common stock shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the

Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under Article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, FINMA, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons, which we refer to as Exempt Investors, who are “sophisticated investors” (within the meaning of Section 708(8) of the Corporations Act), “professional investors” (within the meaning of Section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in Section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under Section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the or under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

LEGAL MATTERS

The validity of the shares of common stock we are offering will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended June 30, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019, and March 31, 2020;

•

our Current Reports on Form 8-K filed on July 1, 2019, July 25, 2019, August 6, 2019, September 4, 2019, September 26, 2019, November 12, 2019, November 14, 2019, March 20, 2020, March 26, 2020, and April 1, 2020; and

•	the portions of our definitive Proxy Statement on Schedule 14A filed on October 1, 2019, incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2019.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Cardiovascular Systems, Inc.

1225 Old Highway 8 NW

St. Paul, Minnesota 55112

Attention: Investor Relations

Phone: (651) 259-1600

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.csi360.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

PROSPECTUS

CARDIOVASCULAR SYSTEMS, INC.

$350,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CSII.” On December 4, 2018, the closing price of our common stock was $29.76.

Investing in our securities involves risks. See “Risk Factors” on page 3. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2018

ABOUT THIS PROSPECTUS

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered or securities are sold on a later date.

Unless the context otherwise requires, “CSI,” the “Company,” “we,” “us,” “our” and similar names refer to Cardiovascular Systems, Inc.

OUR COMPANY

We are a medical technology company leading the way in the effort to successfully treat patients suffering from peripheral and coronary artery diseases, including those with arterial calcium, the most difficult form of arterial disease to treat. We are committed to clinical rigor, constant innovation and a defining drive to set the industry standard to deliver safe and effective medical devices that improve the lives of patients facing these difficult disease states. We have developed patented orbital atherectomy systems, or OAS, for both peripheral and coronary commercial applications. The primary base of our business is catheter-based platforms capable of treating a broad range of vessel sizes and plaque types, including calcified plaque, and addressing many of the limitations associated with other treatment alternatives. As of the date of this prospectus, over 400,000 of our OAS devices have been sold to leading institutions worldwide.

Peripheral

Our peripheral arterial disease, or PAD, products are catheter-based platforms capable of treating a broad range of plaque types in leg arteries both above and below the knee, including calcified plaque, and addressing many of the limitations associated with other existing surgical, catheter and pharmacological treatment alternatives. The micro-invasive devices use small access sheaths that can provide procedural benefits, allow physicians to treat PAD patients in even the small and tortuous vessels located below the knee, and facilitate access through alternative sites in the ankle, foot and wrist, as well as in the groin.

The United States Food and Drug Administration, or FDA, granted 510(k) clearance for the following PAD products as a therapy in patients with PAD. We refer to these products in this prospectus as the Peripheral OAS.

FDA 510(k) Clearance Granted	Product	Commercial Introduction
August 2007	Diamondback 360 Peripheral(1)	September 2007
March 2009	Predator 360(1)	April 2009
March 2011	Stealth 360 Peripheral OAS	March 2011
February 2014	Diamondback 360 60cm Peripheral	April 2014
April 2015	Diamondback 360 Low Profile Peripheral	July 2015
October 2015	Diamondback 360 1.50 Peripheral	January 2016
October 2015	Diamondback 360 2.00 Peripheral	January 2016
June 2017	Diamondback 360 200cm Peripheral	February 2018
June 2017	Diamondback 360 180cm Peripheral	February 2018
(1) We are not currently marketing this product.

Sales of Peripheral OAS during the fiscal year ended June 30, 2018 represented 68% of revenue.

In January 2018, we announced that we entered into an original equipment manufacturer agreement with Integer Holdings Corporation to manufacture our ZILIENT guidewires. The full U.S. market launch of the ZILIENT peripheral guidewires began in early fiscal 2019. We anticipate that additional ZILIENT guidewires for coronary interventions and radial peripheral interventions will become available in the future.

Coronary

Our coronary arterial disease, or CAD, product, the Diamondback 360 Coronary OAS, is a catheter-based platform designed to facilitate stent delivery in patients with CAD who are acceptable candidates for percutaneous transluminal coronary angioplasty or stenting due to de novo, severely calcified coronary artery lesions. The Coronary OAS design is similar to technology used in our Peripheral OAS, customized specifically for the coronary application.

In October 2013, we received premarket approval from the FDA to market the Coronary OAS as a treatment for severely calcified coronary arteries and we commenced a commercial launch that same month. Sales of Coronary OAS during the fiscal year ended June 30, 2018 represented approximately 23% of revenue.

In January 2018, we announced our relationship with OrbusNeich® to be the exclusive U.S. distributor of OrbusNeich balloon products. In March 2018, the FDA granted 510(k) clearance for the OrbusNeich 1.0 mm Sapphire® II Pro coronary balloon. The 1.0 mm balloon, the first and only 1.0 mm coronary balloon available in the United States, offers industry-leading entry and crossing profiles and is precision engineered for crossing and treating extremely tight and complex lesions. We anticipate OrbusNeich’s full coronary balloon product portfolio will become available in the United States during fiscal 2019 and fiscal 2020.

In addition to the Peripheral and Coronary OAS, we offer multiple accessory products required for use with the Peripheral and Coronary OAS. Sales of accessory products, primarily guide wires, represented 9% of revenue during the fiscal year ended June 30, 2018.

International

In November 2016, we signed an exclusive distribution agreement with Medikit Co., Ltd. to sell our Peripheral and Coronary OAS in Japan. In March 2017, we received approval from Japan’s Ministry of Health, Labor and Welfare for our Coronary OAS Micro Crown. In February 2018, the Coronary OAS Micro Crown received reimbursement approval in Japan, followed by the first commercial sales in Japan. This represented the first international market for any of our products, and most importantly, an opportunity to provide physicians in Japan a cost-effective treatment option for the difficult-to-treat patient population with severely calcified coronary lesions.

In October 2014, we received CE Mark for our Stealth 360 device. In July 2018, we entered into an exclusive Distribution Agreement with OrbusNeich to sell our Peripheral and Coronary OAS outside of the United States and Japan. In fiscal 2019, we announced the first commercial uses of our Peripheral OAS outside of the United States, which occurred in Hong Kong and Germany, and the first commercial use of our Coronary OAS outside of the United States and Japan, which occurred in Hong Kong.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CSII.” On December 4, 2018, the closing price of our common stock was $29.76. As of December 4, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $1,005,000,000, based on 34,746,296 shares of outstanding common stock, of which approximately 33,775,841 shares are held by non-affiliates, and a per share price of $29.76 based on the closing sale price of our common stock on December 4, 2018.

Our principal executive office is located at 1225 Old Highway 8 Northwest, St. Paul, Minnesota 55112. Our telephone number is (651) 259-1600, and our website is www.csi360.com. The information contained in or connected to our website is not incorporated by reference into, and should not be considered part of, this prospectus.

We have received 22 federal registrations in the U.S. Patent and Trademark Office (“USPTO”) of certain marks, including “CSI®” (a first and second), “CSI® (Stylized)” (a first and second), “CSIQ®”, “CSIQ (Stylized)”, “DIAMONDBACK®”, “DIAMONDBACK 360®” (a first and second), “DIAMONDBACK 360® (Stylized)”, “GLIDEASSIST®”, “STAY A STEP AHEAD OF PAD®”, “STEALTH 360®”, “TAKE A STAND AGAINST AMPUTATION®”, “TAKE A STAND AGAINST AMPUTATION® (Stylized), “VIPERWIRE®”, “VIPERWIRE ADVANCE®”, “VIPERWIRE ADVANCE® (Stylized)”, “VIPERSLIDE®”, VIPERSLIDE® (Stylized)”, “VIPERTRACK®” and “VIPERTRACK® (Stylized)”. We have applied for federal trademark registration with the USPTO of certain marks, including “VIPERCATH”, “ZILIENT”, and “ZILIENT (Stylized)”. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed on August 23, 2018 with the SEC, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding safety and efficacy of product candidates; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include acquisitions or investments, clinical studies and publications, market expansion, new product development or acquisition, or general working capital needs. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of December 4, 2018, we are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of December 4, 2018, we had 34,746,296 shares of common stock outstanding.

General

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares possess all voting power. Our Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. No cash dividends have been previously paid on our common stock and none are anticipated during fiscal year 2019. Our common stock is not redeemable.

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSII.”

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or by a majority of our board of directors;

•	our board is a classified board, with three separate classes of directors each serving a three-year term;

•

only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the Amended and Restated Bylaws may be transacted at an annual meeting of stockholders;

•	advance notice is required for specified stockholder actions, such as the nomination of directors and stockholder proposals; and

•	we may issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a

“business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Amended and Restated Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware or any other applicable law. As permitted by our Amended and Restated Bylaws, we have additionally entered into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware.

Our Amended and Restated Bylaws provide that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Our Restated Certificate of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling our company, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. Our board is authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as stated in our board’s resolutions. Our board is also authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.

The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required and applicable, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $350,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $350,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facility. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities, except for the following obligations (which discharge is referred to as “legal defeasance”):

•	to register the transfer or exchange of such debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	to compensate and indemnify the trustee; or

•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file with the SEC the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.csi360.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended June 30, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018;

•	our Current Reports on Form 8-K filed on July 16, 2018, July 31, 2018, August 17, 2018 and November 16, 2018;

•

the description of our common stock contained in our registration statement on Form 8-A filed June 26, 2006, under the Securities Act, including any amendment or report filed for the purpose of updating such description; and

•	our definitive Proxy Statement on Schedule 14A filed on October 2, 2018.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Cardiovascular Systems, Inc.

1225 Old Highway 8 Northwest

St. Paul, Minnesota 55112-6416

Attention: Investor Relations

Phone: (651) 259-1600

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.csi360.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$125,000,000

Cardiovascular Systems, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

                , 2020

Barclays

SVB Leerink